UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 28, 2015

DUKE REALTY CORPORATION
DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street
Suite 100
Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 28, 2015, four agreements (collectively, the “Agreement”) previously entered into by Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), of which Duke Realty Corporation, an Indiana corporation (the “Company”) is the sole general partner, and certain of the Operating Partnership’s subsidiaries and affiliates (collectively, the “Seller”), and SOF-X U.S. Acquisitions, L.L.C., a Delaware limited liability company (the “Buyer”), a joint venture between an affiliate of Starwood Capital Group and affiliates of Vanderbilt Partners and Trinity Capital Advisors, became binding obligations of the Seller and the Buyer. Pursuant to the Agreement, the Buyer has agreed to purchase all of Seller’s right, title and interest in a real estate portfolio, which constitutes all of the Company’s wholly-owned suburban office properties located in Nashville, Raleigh, South Florida and St. Louis and consists of 62 buildings that have an aggregate of 6.9 million square feet and 57 acres of undeveloped land. The aggregate purchase price, which was determined through arm’s length negotiations between the parties, will be approximately $1.12 billion to be paid at closing in a combination of approximately $920 million in cash and approximately $200 million in seller financing, subject to adjustment for closing pro-rations, allocations and adjustments. As of January 28, 2015, the Buyer had paid a nonrefundable earnest money deposit of $30 million.

The closing of the transactions contemplated by the Agreement is subject to the satisfaction of certain customary closing conditions. There are no assurances that the conditions will be met or that the transaction will be consummated. The parties to the Agreement anticipate that the closing of the transaction will occur on or about April 1, 2015, except for the one property currently under construction, which is expected to close upon completion in late 2015. Neither the Operating Partnership nor the other Sellers, nor any affiliates of the Operating Partnership or other Sellers, have a material relationship with the Buyer.

Item 2.02.    Results of Operations and Financial Condition.

On January 28, 2015, the Company issued a press release (the “Press Release”) announcing its results of operations and financial condition for the quarter and year ended December 31, 2014. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by this reference.

On January 29, 2015, the Company also held a conference call to discuss the Company’s financial results for the quarter and year ended December 31, 2014. Pursuant to General Instruction F to Form 8-K, a copy of the transcript from the conference call (the “Transcript”) is attached hereto as Exhibit 99.2 and is incorporated into this Item 2.02 by this reference. The Transcript has been selectively edited to facilitate the understanding of the information communicated during the conference call.

The information contained in this Item 2.02, including the related information set forth in the Press Release and the Transcript attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Duke Realty Corporation press release dated January 28, 2015, with respect to its financial results for the quarter and year ended December 31, 2014.*
99.2	Duke Realty Corporation transcript from the conference call held on January 29, 2015, with respect to its financial results for the quarter and year ended December 31, 2014.*
_________________________

*	The Press Release and the Transcript attached hereto as Exhibits 99.1 and 99.2, respectively, are “furnished” and not “filed,” as described in Item 2.02 of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its general partner

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

Dated: February 3, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Duke Realty Corporation press release dated January 28, 2015, with respect to its financial results for the quarter and year ended December 31, 2014.*
99.2	Duke Realty Corporation transcript from the conference call held on January 29, 2015, with respect to its financial results for the quarter and year ended December 31, 2014.*

________________________

*	The Press Release and the Transcript attached hereto as Exhibits 99.1 and 99.2, respectively, are “furnished” and not “filed,” as described in Item 2.02 of this Current Report on Form 8-K.